EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

Hudson Highland Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hudson Highland Group, Inc. (the “Company”) of our reports dated March 6, 2008, except for Note 3 as to which the date is March 3, 2009, relating to the consolidated financial statements and the consolidated financial statement schedule contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

/s/ BDO Seidman, LLP
New York, New York
August 7, 2009